Exhibit 1A-15.2

BUSINESS ENTITY DIAGRAM

ILS FIXED HORIZON LLC BUSINESS DIAGRAM


ILS Fixed Horizon MGMT CORP is the day-to-day Manager of ILS Fixed Horizon LLC: The Manager is controlled by Tom Berry & Donald Sutton
ILS Fixed Horizon MGMT CORP
1% APR Mgmt Fee, paid monthly as described on pg. 19 of Offering Circular
ILS Fixed Horizon LLC purchases Notes *NOTE 1
Loan Source LLC
Borrower Note Payments
Note Borrowers
Income from Note Interest & Late Fees From Loan Source
ILS Fixed Horizon LLC Investors
ILS Fixed Horizon LLC
Interest Income from Notes Earned by ILS Fixed Horizon Distributed to Investors based on Class of Shares Purchased
ILS Fixed Horizon LLC purchases Notes from Originators with Buy-Back Agreement *NOTE 1
ILS Note Originators
ILS Lending LLC
Pearl Funding LLC
After Investors Receive Distributions, excess profits go to ILS Legacy Holdings LLC
ILS Legacy Holdings LLC

NOTE 1: See Offering Circular Exhibits Titled "Master Loan Purchase & Sale Agreement" & "Transactional Package" for Forms used by ILS Fixed Horizon LLC in Affiliate Entity Transaction described in graphic above